Exhibit 99.2

enGene Announces Leadership Succession Plan

BOSTON and MONTREAL, February 14, 2024 – enGene Holdings Inc. (Nasdaq: ENGN or “enGene” or the “Company”), a clinical-stage genetic medicines company whose non-viral lead program EG-70 is in a pivotal study for BCG-unresponsive non-muscle invasive bladder cancer (NMIBC), today announced that due to personal family and health reasons, Jason Hanson intends to resign from his role as Chief Executive Officer and a member of the Board of Directors upon the appointment of a successor CEO. The Board of Directors has initiated a search for his successor. Following the hiring of a new CEO, he will support the Company and the new CEO as a strategic advisor.

“On behalf of our entire board and team, I want to thank Jason for his visionary leadership, resolute commitment and innumerable contributions to enGene over the last six years,” said Dr. Richard Glickman, speaking on behalf of the enGene Board of Directors. “Jason will leave enGene in a position of strength – he has driven the discovery and development of our lead program, EG-70, for which previously reported clinical data has been encouraging and which is now in a pivotal study. In addition, he has built out an accomplished leadership team, and led the transformation of enGene into a publicly-traded company. The Board looks forward to working with Jason to ensure a seamless transition by identifying the right successor to lead enGene in its exciting next chapter with its potential near-term evolution into a commercial-stage genetic medicines company.”

“I am extremely proud of all we have accomplished at enGene,” said Mr. Hanson. “We have built a company with an outstanding leadership team and a highly differentiated non-viral DDX genetic medicine platform and promising late-stage lead product candidate, EG-70. After considering personal health and family matters that are important to my ongoing health and the best interests of my family, I have concluded that now is the right time to transition to a new leader as we begin to think about the next phase of growth, including the potential commercialization of EG-70 in NMIBC. I am committed to supporting a smooth CEO succession process and remain focused on advancing our important mission of bringing EG-70 to as many patients with BCG-unresponsive NMIBC as possible.”

Mr. Hanson continued, “I also want to take this opportunity to thank our dedicated team of employees who continue to demonstrate an unwavering commitment to our mission, as well as our investigators, and of course our patients, who inspire and motivate our work.”

The Company’s board has retained a leading executive search firm to assist in a comprehensive search for the Company’s next chief executive officer.

About enGene

enGene is a late-stage biotechnology company mainstreaming genetic medicines through the delivery of therapeutics to mucosal tissues and other organs, whose lead program EG-70 is being evaluated in an ongoing pivotal study for patients with non-muscle invasive bladder cancer (NMIBC) with carcinoma in situ (Cis) who are unresponsive or naïve to treatment with Bacillus Calmette-Guérin (BCG). EG-70 was developed using enGene’s proprietary Dually Derivatized Oligochitosan (DDX) platform, which enables penetration of mucosal tissues and delivery of a wide range of sizes and types of cargo, including DNA and various forms of RNA. enGene became a publicly traded company effective November 1, 2023, upon the completion of a business combination with Forbion European Acquisition Corporation, a special purpose acquisition company. For more information, visit enGene.com.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). enGene’s forward-looking statements include, but are not limited to, statements regarding enGene’s expectations, hopes, beliefs, intentions, goals, strategies, forecasts and projections. The words “anticipate”, “appear”, “approximate”, “believe”, “continue”, “could”, “estimate”, “expect”, “foresee”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “would”, and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: the timing and anticipated results of our chief executive officer succession process, the hiring of a successor chief executive officer and beliefs as to the potential benefits of EG-70.

Many factors, risks, uncertainties and assumptions could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, the Company’s ability to recruit and retain qualified scientific and management personnel; establish clinical trial sites and enroll patients in its clinical trials; execute on the Company’s clinical development plans and ability to secure regulatory approval on anticipated timelines; and other risks and uncertainties detailed in filings with Canadian securities regulators on SEDAR+ and with the U.S. Securities and Exchange Commission (“SEC”) on EDGAR, including those described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023 (copies of which may be obtained at www.sedarplus.ca or www.sec.gov).

You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. enGene anticipates that subsequent events and developments will cause enGene’s assessments to change. While enGene may elect to update these forward-looking statements at some point in the future, enGene specifically disclaims any obligation to do so, unless required by applicable law. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved.

Contact:

For media contact: media@engene.com

For investor contact: investors@engene.com